UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 7, 2016
Date of Report (date of earliest event reported)

__________________________________________________________
SALESFORCE.COM, INC.
(Exact name of registrant as specified in its charter)
__________________________________________________________

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
 ________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On July 7, 2016, salesforce.com, inc. (“Salesforce” or the “Company”), entered into a Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

The Term Loan Credit Agreement provides for a $500 million term loan facility that matures on July 11, 2019 unless an earlier payment event occurs as discussed below. On July 11, 2016, the Company borrowed the full $500 million under the facility. All of the net proceeds of the term loan were used to pay a portion of the Offer Price (as defined below) for the Shares (as defined below) of Demandware, Inc. (“Demandware”) accepted for payment upon the expiration of the initial offering period of the Offer (as defined below). In addition, the term loan facility provides for an uncommitted incremental facility providing for the incurrence of additional term loans thereunder in an aggregate amount not to exceed $250 million, subject to customary terms and conditions (including pro forma compliance with the financial covenants under the Term Loan Credit Agreement).

Loans under the facility will bear interest, at the Company’s option, at a base rate plus a spread of 0.00% to 0.75% or an adjusted LIBOR rate plus a spread of 1.00% to 1.75%, in each case with such spread being determined based on the Company’s consolidated leverage ratio for the preceding four fiscal quarter period. The base rate is the highest of the federal funds rate plus 0.50%, the prime commercial lending rate of Bank of America, N.A. and the adjusted LIBOR rate for a one-month interest period plus a margin equal to 1.00%; provided that if the base rate or the LIBOR rate shall be less than zero, such rate shall be deemed to be zero. Interest is due and payable in arrears quarterly for loans bearing interest at a rate based on the base rate and at the end of an interest period in the case of loans bearing interest at the adjusted LIBOR rate.

All outstanding amounts under the Term Loan Credit Agreement will be due and payable, on the earliest of July 11, 2019, in connection with an exercise of remedies after the occurrence of an event of default, and the date that is 91 days prior to the maturity of the Company’s 0.25% convertible notes due 2018 (the “Existing Convertible Notes”) (unless either (x) prior to such date the Existing Convertible Notes have been repaid, converted or refinanced in full to a maturity that is not earlier than October 10, 2019 or (y) as of such date the Company’s consolidated leverage ratio is less than 3.00 to 1.00 and its calculated liquidity is at least 1.25 times the aggregate outstanding principal balance of the Existing Convertible Notes). Calculated liquidity means the sum of all availability under the Revolving Loan Credit Agreement (as defined below) plus the unrestricted consolidated cash and cash equivalents of the Company and its subsidiaries. The Company may prepay the term loans, in whole or in part, at any time without premium or penalty, subject to certain conditions, and amounts repaid or prepaid may not be reborrowed.

The Company’s obligations under the Term Loan Credit Agreement are required to be guaranteed by certain of its subsidiaries meeting certain thresholds set forth in the Term Loan Credit Agreement. At closing, ExactTarget, LLC is the only guarantor under the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions and repurchase stock. The Company is also required to maintain compliance with a consolidated leverage ratio and a consolidated interest coverage ratio. The Term Loan Credit Agreement includes customary events of default. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Term Loan Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts. The occurrence of an event of default could result in the acceleration of obligations under the Term Loan Credit Agreement.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Amended and Restated Revolving Credit Agreement

On July 7, 2016, the Company entered into an Amended and Restated Credit Agreement (the “Revolving Loan Credit Agreement”) by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent. The Revolving Loan Credit Agreement amended and restated the Company’s existing revolving loan facility dated as of October 6, 2014.
The Revolving Loan Credit Agreement provides for a $1 billion revolving credit facility. In addition, the revolving loan facility provides for an uncommitted incremental facility providing for the incurrence of additional revolving loan commitments thereunder in an aggregate amount not to exceed $300 million, subject to customary terms and conditions (including pro forma compliance with the financial covenants under the Revolving Loan Credit Agreement). Immediately upon closing, the Company will not borrow any amount under the revolving credit facility. The Company may use the proceeds of future borrowings under the revolving credit facility for refinancing other indebtedness, working capital, capital expenditures and other general corporate purposes, including permitted acquisitions.
Loans under the facility will bear interest, at the Company’s option, at a base rate plus a spread of 0.00% to 0.75% or an adjusted LIBOR rate plus a spread of 1.00% to 1.75%, in each case with such spread being determined based on the Company’s consolidated leverage ratio for the preceding four fiscal quarter period. The base rate is the highest of the federal funds rate plus 0.50%, the prime commercial lending rate of Wells Fargo Bank, National Association and the adjusted LIBOR rate for a one-month interest period plus a margin equal to 1.00%; provided that if the base rate or the LIBOR rate shall be less than zero, such rate shall be deemed to be zero. Interest is due and payable in arrears quarterly for loans bearing interest at a rate based on the base rate and at the end of an interest period in the case of loans bearing interest at the adjusted LIBOR rate. Regardless of what amounts, if any, are outstanding under the revolving credit facility, the Company is also obligated to pay an ongoing commitment fee at a rate of 0.125% to 0.25%, with such rate being based on the Company’s consolidated leverage ratio for the preceding four fiscal quarter period, payable in arrears quarterly. The Company also agrees to pay other closing fees, arrangement fees and administration fees.

The commitments under the Revolving Loan Credit Agreement will terminate, and all outstanding amounts thereunder will be due and payable, on the earliest of July 7, 2021, the date of termination of the commitments by the Company, in connection with an exercise of remedies after the occurrence of an event of default, and the date that is 91 days prior to the maturity of the Company’s Existing Convertible Notes (unless either (x) prior to such date the Existing Convertible Notes have been repaid, converted or refinanced in full to a maturity that is not earlier than October 6, 2021 or (y) as of such date the Company’s consolidated leverage ratio is less than 3.00 to 1.00 and its calculated liquidity is at least 1.25 times the aggregate outstanding principal balance of the Existing Convertible Notes). Calculated liquidity means the sum of all availability under the Revolving Loan Credit Agreement plus the unrestricted consolidated cash and cash equivalents of the Company and its subsidiaries. The Company may prepay the revolving loans, in whole or in part, at any time without premium or penalty, subject to certain conditions, and amounts repaid or prepaid may be reborrowed.

The Company’s obligations under the Revolving Loan Credit Agreement are required to be guaranteed by certain of its subsidiaries meeting certain thresholds set forth in the Revolving Loan Credit Agreement. At closing, ExactTarget, LLC is the only guarantor under the Revolving Loan Credit Agreement.

The Revolving Loan Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions and repurchase stock. The Company is also required to maintain compliance with a consolidated leverage ratio and a consolidated interest coverage ratio. The Revolving Loan Credit Agreement includes customary events of default. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Revolving Loan Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts. The occurrence of an event of default could result in the acceleration of obligations under the Revolving Loan Credit Agreement.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Revolving Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Loan Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by this reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 31, 2016, Salesforce entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among Salesforce, Dynasty Acquisition Corp., an indirectly wholly-owned subsidiary of Salesforce (the “Purchaser”), and Demandware. Pursuant to the Merger Agreement, the Purchaser offered to purchase all of the outstanding shares of common stock, $0.01 par value per share, of Demandware (the “Shares”) at a price per share of $75.00 (the “Offer Price”), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2016 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constituted the “Offer”).

At 12:00 Midnight, New York City Time, on Friday, July 8, 2016 (which was the end of the day on Friday, July 8, 2016), the Offer and withdrawal rights expired as scheduled and were not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Salesforce and the Purchaser that, as of such time, an aggregate of approximately 24,718,367 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 64.4% of the Shares then outstanding. Accordingly, the “Minimum Condition” (as defined in the Offer to Purchase, filed by Salesforce and the Purchaser on June 10, 2016 (together with any amendments and supplements thereto)) was satisfied, and, prior to 9:00 AM New York City Time, on July 11, 2016, Purchaser accepted for payment all Shares that were validly tendered in, and not withdrawn from, the Offer. Payment for such Shares has been made to the Depositary, which will transmit payments to tendering stockholders in accordance with the terms of the Offer. In addition, as of such time, Notices of Guaranteed Delivery had been delivered with respect to approximately 6,188,389 Shares, representing approximately 16.1% of the Shares then outstanding.

On July 11, 2016, following acceptance of the tendered Shares, the Purchaser merged with and into Demandware pursuant to Section 251(h) of the Delaware General Corporation Law, with Demandware surviving as a wholly-owned subsidiary of Salesforce (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares held in the treasury of Demandware and any Shares owned by any subsidiary of Demandware, Salesforce, the Purchaser or any other subsidiary of Salesforce immediately prior to the Effective Time and (ii) Shares owned by stockholders who had properly and validly exercised their dissenters’ rights of appraisal in respect of such Shares, was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest, less any required withholding taxes.

The aggregate consideration paid by the Purchaser in the Offer and the Merger was approximately $2.8 billion, net of cash acquired and without giving effect to related transaction fees and expenses. Salesforce funded the payment of Shares validly tendered in the Offer from a combination of Salesforce’s available cash on hand together with the net proceeds of the term loan provided under the Term Loan Credit Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Salesforce on June 1, 2016, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 11, 2016, the Company borrowed $500 million under the Term Loan Credit Agreement in connection with the Company’s acquisition of Demandware. The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 8.01.	Other Events
On July 11, 2016, the Company issued a press release announcing the completion of the Offer. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
The financial statements of Salesforce required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date the Current Report on Form 8-K reporting the events described in Item 2.01 is required to be filed.

(b)	Pro Forma Financial Information
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date the Current Report on Form 8-K reporting the events described in Item 2.01 is required to be filed.

(c)	N/A

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 31, 2016, by and among salesforce.com, inc., Dynasty Acquisition Corp. and Demandware, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by salesforce.com, inc. on June 1, 2016).

10.1
Credit Agreement, dated as of July 7, 2016, by and among salesforce.com, inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.*

10.2
Amended and Restated Credit Agreement, dated as of July 7, 2016, by and among salesforce.com, inc., the subsidiaries of the Company party thereto as guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.*

99.1	Press Release, dated July 11, 2016 (incorporated herein by reference to Exhibit (a)(5)(v) to the Schedule TO-T/A filed by salesforce.com, inc. on July 11, 2016).

* filed herewith

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 11, 2016	SALESFORCE.COM, INC.

		By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Chief Legal Officer & Chief of Corporate and Government Affairs

Exhibit Index

Exhibit No.	Exhibit Title
2.1
Agreement and Plan of Merger, dated as of May 31, 2016, by and among salesforce.com, inc., Dynasty Acquisition Corp. and Demandware, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by salesforce.com, inc. on June 1, 2016).

10.1
Credit Agreement, dated as of July 7, 2016, by and among salesforce.com, inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.*

10.2
Amended and Restated Credit Agreement, dated as of July 7, 2016, by and among salesforce.com, inc., the subsidiaries of the Company party thereto as guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.*

99.1	Press Release, dated July 11, 2016 (incorporated herein by reference to Exhibit (a)(5)(v) to the Schedule TO-T/A filed by salesforce.com, inc. on July 11, 2016).
* filed herewith